SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 22, 2015

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2015 Annual General Meeting of Shareholders of the Endurance Specialty Holdings Ltd. (the “Company”) was held on May 20, 2015. Proxies with regard to the matters voted upon at the Annual General Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. Set forth below is a brief description of each matter voted upon at the Annual General Meeting and the results of voting on each such matter.

Proposal No. 1 — Election of Directors

Election of eleven directors to the Board of Directors of Endurance Specialty Holdings Ltd.

Name	Votes For	Votes Withheld	Broker Non-Votes
John T. Baily	39,951,470	383,579	1,475,576
Norman Barham	39,850,281	484,768	1,475,576
Galen R. Barnes	39,609,102	725,947	1,475,576
William H. Bolinder	39,872,521	462,528	1,475,576
Philip M. Butterfield	40,164,954	170,095	1,475,576
Steven W. Carlsen	39,864,082	470,967	1,475,576
John R. Charman	39,481,190	853,859	1,475,576
Susan S. Fleming	39,779,147	555,902	1,475,576
Scott D. Moore	40,227,840	107,209	1,475,576
William J. Raver	40,227,492	107,557	1,475,576
Robert A. Spass	39,584,982	750,067	1,475,576

Proposal No. 2 — Appointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2015 and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent auditors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,398,222	403,168	9,235	0

Proposal No. 3 — Non-binding advisory vote on the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,695,147	12,622,106	17,796	1,475,576

Proposal No. 4 – Approval of the Company’s 2015 Employee Share Purchase Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,249,704	76,177	9,168	1,475,576

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 22, 2015

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

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